As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0920988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1280 Rancho Conejo Boulevard

Thousand Oaks, California 91320

(Address, including zip code, of Registrant’s principal executive offices)

Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan, as amended

(Full title of the plan)

AnhCo Nguyen, Ph.D.

President and Chief Executive Officer

1280 Rancho Conejo Boulevard

Thousand Oaks, California 91320

(805) 623-4211

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Yanina Grant-Huerta Chief Accounting Officer 1280 Rancho Conejo Boulevard Thousand Oaks, California 91320 (805) 623-4211	Carlton Fleming Helen Theung Sidley Austin LLP 101 California Street, Suite 3500 San Francisco, California 94111 (415) 772-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Atara Biotherapeutics, Inc., a Delaware corporation (the “Registrant”), for the purpose of registering an additional 400,000 shares of Registrant common stock, par value $0.0001 per share (the “Common Stock”) that were reserved for issuance under the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant's prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 11, 2024 (SEC File No. 333-280125) and January 17, 2025 (SEC File No. 333-284338) (the “Prior Registration Statements”) registering shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 16, 2026 (the “2025 Form 10-K”).

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026.

(c)	The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 2, 2026, January 12, 2026, February 23, 2026, March 3, 2026, March 12, 2026, May 1, 2026, May 7, 2026, May 12, 2026, and June 12, 2026.

(d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on July 16, 2014, including any amendments or reports filed for the purposes of updating this description, including Exhibit 4.8 to the 2025 Form 10-K.

(e)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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ITEM 8. EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.2 (2)	Third Amended and Restated Bylaws of Atara Biotherapeutics, Inc.

4.3 (3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Atara Biotherapeutics, Inc.

4.4 (4)	Form of common stock certificate.

4.5 (5)	Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan.

4.6*	First Amendment to the Atara Biotherapeutics, Inc. 2024 Equity Incentive Plan.

5.1*	Opinion of Sidley Austin LLP.

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Calculation of Filing Fee Table.

(1)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on June 20, 2014, and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36548), filed with the SEC on December 23, 2024, and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36548), filed with the SEC on June 20, 2024, and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196936), filed with the SEC on July 10, 2014, and incorporated herein by reference.

(5)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-280125), filed with the SEC on June 11, 2024, and incorporated herein by reference.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 12 day of June, 2026.

ATARA BIOTHERAPEUTICS, INC.

By:	/s/ AnhCo Thieu Nguyen
AnhCo Thieu Nguyen, Ph.D. President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints AnhCo Thieu Nguyen, Ph.D., Yanina Grant-Huerta and John Chao, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ AnhCo Thieu Nguyen AnhCo Thieu Nguyen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2026

/s/ Yanina Grant-Huerta Yanina Grant-Huerta	Chief Accounting Officer (Principal Financial and Accounting Officer)	June 12, 2026

/s/ Gregory A. Ciongoli Gregory A. Ciongoli	Director, Chair	June 12, 2026

/s/ Brian N. Cherry	Director	June 12, 2026
Brian N. Cherry

/s/ Matthew K. Fust Matthew K. Fust	Director	June 12, 2026

/s/ William K. Heiden William K. Heiden	Director	June 12, 2026

/s/ James Huang James Huang	Director	June 12, 2026

/s/ Nachi Subramanian Nachi Subramanian	Director	June 12, 2026

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